EXHIBIT 99.3

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing amendment to statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

January 30, 2024

FIRST CAPITAL HOLDINGS LLC

By:	/s/ Gary J. Graham
Gary J. Graham, Manager

FIRST CAPITAL HOLDINGS LLC, AS successor to IDTEC, LLC and First Capital Ventures, lLC

By:	/s/ Gary J. Graham
Gary J. Graham, Manager

SOBR SAFE, LLC

by: FIRST CAPITAL HOLDINGS, LLC
Managing Member

By:	/s/ Gary J. Graham
Gary J. Graham, Manager

By:	/s/ Gary J. Graham
Gary J. Graham